Exhibit 21.1
VWR Corporation Subsidiaries
as of December 31, 2015

Subsidiary	Jurisdiction of Organization
Anachemia Science S.A.	Argentina
Sovereign Productos para Laboratórios S.r.L.	Argentina
Klen International (74) Pty Ltd	Australia
VWR International, Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmbH	Austria
mySPEC Scientific GmbH	Austria
Klinipath bvba	Belgium
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
Sovereign Comercio de Productos para Laboratorios Ltda.	Brazil
VWR International Co.	Canada
Anachemia Canada Co.	Canada
Anachemia Property Company	Canada
Comercial y Servicios Anachemia Science Limitada	Chile
VWR Trading (Shanghai) Co., Ltd.	China
VWR (Shanghai) Co., Ltd	China
VWR International Limitada	Costa Rica
T.O.P. Cleanroom s.r.o	Czech Republic
VWR International s.r.o.	Czech Republic
VWR Bie & Berntsen A/S	Denmark
VWR International Oy	Finland
VWR International S.A.S.	France
Clemens GmbH	Germany
VWR International Lab Services Gmbh	Germany
ProLab GmbH	Germany
VWR International Verwaltungs-GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International GmbH	Germany
Varietal Management Services GmbH	Germany
VWR International Kft.	Hungary
VWR Lab Products Private Limited	India
Halmahera Ltd.	Ireland

Subsidiary	Jurisdiction of Organization
VWR International Limited	Ireland
Basen Italy S.r.l.	Italy
VWR International PBI S.r.l.	Italy
VWR International Europe S.aR.L.	Luxembourg
VWR International North America S.aR.L.	Luxembourg
VWR International South America S.aR.L.	Luxembourg
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
VWR Europe Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius
VWR International Services Ltd	Mauritius
VWR International, S. de R.L. de C.V.	Mexico
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
Klinipath B.V.	Netherlands
Immunologic B.V.	Netherlands
Immunologic Holdings B.V.	Netherlands
Mortupath B.V.	Netherlands
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International LP	New Zealand
VWR International, G.P.	New Zealand
VWR International AS	Norway
VWR International Sp. Zo.o.	Poland
VWR International - Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
Basan Asia Pacific Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International s.r.o.	Slovakia
VWR International Eurolab, S.L.	Spain
VWR International AB	Sweden
KEBO Lab AB	Sweden
VWR International GmbH	Switzerland
VWR International Laboratuar Teknolojileri Ltd	Turkey
Advanced Chromatography Technologies Ltd	UK
Basan UK Limited	UK
Hichrom Limitied	UK
Jencons (Scientific) Limited	UK
Lab 3 Limited	UK

Subsidiary	Jurisdiction of Organization
Peqlab Ltd	UK
The Scientific Group Limited	UK
VWR Jencons USA Limited	UK
VWR Holdco Limited	UK
VWR International Ltd.	UK
VWR International (Northern Ireland) Limited	UK
VWR Lab Services Limited	UK
Amresco, LLC	USA
BioExpress, LLC	USA
VWR Chemicals, LLC	USA
Integra Companies, LLC	USA
STI Components, LLC	USA
TEK Products, Inc.	USA
Purification Technologies, LLC	USA
VWR Funding, Inc.	USA
VWR International, LLC	USA
VWR International Holdings, Inc.	USA
VWR Receivables Funding, LLC	USA
VWR Management Services, LLC	USA
VWR Global Holdings, Inc.	USA
Jencons (Scientific) LLC	USA